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                                   EXHIBIT 23
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                     BKD LLP

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, File Numbers 333-03305, 333-03317 and 333-55680 of our report dated February 25, 2005, on the consolidated financial statements of United Bancorp, Inc., which report is included in the definitive Proxy Statement for the 2005 Annual Meeting of Shareholders of United Bancorp, Inc.


                                        /S/ BKD LLP
                                        ----------------------------------------
                                        BKD LLP

Indianapolis, Indiana
March 15, 2005


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